                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. NA)

Filed by the registrant    |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|      Preliminary proxy statement

|X|      Definitive proxy statement

|_|      Definitive additional materials

|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                TRICO BANCSHARES
--------------------------------------------------------------------------------
                [Name of Registrant as Specified in Its Charter]

--------------------------------------------------------------------------------
      [Name of Person(s) Filing Proxy Statement, if other than Registrant]

Payment of filing fee (Check the appropriate box):

|X|      No fee required

|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, schedule or registration statement no.:

(3)      Filing party:

(4)      Date filed:

                                TRICO BANCSHARES
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 9, 2000
                                    6:00 P.M.

To the Shareholders:

         The Annual Meeting of Shareholders of TriCo Bancshares, a California corporation (the "Company"), will be held on Tuesday, May 9, 2000, at 6:00 p.m., at the Company's Headquarters Building located at 63 Constitution Drive, Chico, California, for the following purposes:

                  1. To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

                  2. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for 2000; and

                  3. To consider such other business as may properly come before the meeting.

         The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

         Section 15 of the Bylaws of the Company provides for the nomination of directors as follows:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

         Only shareholders of record at the close of business on March 15, 2000, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                             By Order of the Board of Directors,


                                             Douglas F. Hignell
                                             Secretary

Chico, California
March 28, 2000

         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 PROXY STATEMENT
                                       OF
                                TRICO BANCSHARES
                              63 CONSTITUTION DRIVE
                             CHICO, CALIFORNIA 95973

                     INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by and on behalf of the Board of Directors of TriCo Bancshares, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on March 15, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 2000, there were 7,181,350 shares of the Company's Common Stock (the "Common Stock") outstanding. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 7, 2000.

         Holders of Common Stock are entitled to one vote for each share held, except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and he or she may cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate or candidates' names have been properly placed in nomination prior to the voting and such shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect.

         Any person giving a proxy in the form accompanying this statement has the power to revoke or suspend it prior to its exercise. Such revocation may be effected by the person who has executed such proxy taking any one of the following actions: filing a written instrument revoking said proxy with the Secretary of the Company; filing with the Secretary at the Annual Meeting a duly executed proxy bearing a later date; or attending the Annual Meeting and electing to vote in person.

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the cost of which the Company will bear.

         Unless marked to the contrary, proxies shall be voted to elect the nominees to the Board of Directors named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         As of March 15, 2000, the only shareholder known by the Company to be beneficial owner of at least 5 percent of the shares of the Company's Common Stock then outstanding was the TriCo Bancshares Employee Stock Ownership Plan and Trust (the "ESOP"). The following table gives stock ownership information for the ESOP, each current director of the Company, each executive officer listed in the Summary Compensation Table on page 9, and all executive officers and directors of the Company as a group:

                                              Stock Ownership                               Stock Ownership
                                               Not Including                                Including Stock
                                               Stock Owned as                             Owned as a Trustee
                                           a Trustee of the ESOP                              of the ESOP
                                       ----------------------------------            ------------------------------------
                                         Amount of                                     Amount of
                                          Shares              Percent of                Shares                Percent of
                                       Beneficially             Shares               Beneficially               Shares
Beneficial Owners                          Owned              Outstanding                Owned                Outstanding
-----------------                      ------------           -----------            ------------             -----------
TriCo Bancshares                        550,278 (1)              7.66%               550,278 (1)                  7.66%
Employee Stock Ownership
Plan and Trust
63 Constitution Drive
Chico, CA 95973

Directors and Certain
Executive Officers
---------------------

Everett B. Beich                         54,650 (2)                  *                54,650 (2)                      *
Craig Carney                              9,855 (3)                  *                 9,855                          *
William J. Casey                        310,249 (4)              4.31%               310,249 (4)                  4.31%
Craig S. Compton                         66,981 (5)                  *                66,981 (5)                      *
Douglas F. Hignell                       24,352 (6)                  *               574,630 (6)(15)              7.99%
Brian D. Leidig                          61,748 (7)                  *                61,748 (7)                      *
Wendell J. Lundberg                     164,238 (8)              2.28%               164,238 (8)                  2.28%
Donald E. Murphy                        187,429 (9)              2.61%               187,429 (9)                  2.61%
Richard O'Sullivan                       46,490 (10)                 *                46,490 (10)                     *
Richard P. Smith                         40,562 (11)                 *               587,386 (11)(15)             8.14%
Robert H. Steveson                      323,767 (12)             4.43%               823,529 (12)(15)            11.27%
Carroll R. Taresh                        91,850 (13)             1.28%                91,850 (13)                 1.28%
Alex A. Vereschagin, Jr.                 81,962 (14)             1.14%               632,240 (14)(15)             8.78%
All Current Directors and             1,469,453 (16)            19.61%             1,954,830 (15)(16)            26.08%
   Executive Officers as
   a group (14 persons)

----------------------------

* Less than 1% of class.

(1) The ESOP provides that each of its participants shall be entitled to direct the ESOP Trustees as to the manner in which the shares allocated to the account of such participant are to be voted. As to shares which are not allocated to participants' accounts, the Advisory Committee shall direct the Trustees as to how to vote such shares. As of March 15, 2000, participants in the Plan were entitled to direct the voting of all 550,278 shares held by the Trust. Of that total, 64,901 shares had been allocated to the accounts of executive officers of the Company.

(2) Includes 1,574 shares held by Mr. Beich as custodian for his minor grandchildren, 933 shares owned by Mr. Beich's wife, 102 shares held by Mrs. Beich as custodian for her minor grandchildren and 9,000 shares for which options are currently exercisable under the Company's 1993 Non-Qualified Stock Option Plan (the "1993 Option Plan") (see "Compensation of Directors").

(3) Includes 9,000 shares for which options are currently exercisable under the Company's 1995 Incentive Stock Option Plan (the "1995 Incentive Plan"), and 855 shares allocated to Mr. Carney's account in the ESOP (see "Executive Compensation").

(4) Includes 10,500 shares for which options are currently exercisable by Mr. Casey under the 1993 Option Plan (see "Compensation of Directors").

(5) Includes 17,013 shares held by Mr. Compton as Executor of the Estate of Gerald H. Compton. Also includes 30 shares held by Mr. Compton's minor children and 11,250 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(6) Includes 7,905 shares held by Hignell & Hignell, Inc., of which Mr. Hignell is a partner. Also includes 8,900 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(7) Includes 32,499 shares held by Parlay Investments, Inc., of which Mr. Leidig is President and Chief Executive Officer, and 4,330 shares of the Leidig Family Trust of which he is a trustee. Also includes 18,900 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(8) Includes 4,244 shares held by Mr. Lundberg as custodian for his minor children and 15,750 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(9) Includes 5,445 shares owned by the J. H. McKnight Ranch, of which Mr. Murphy is Vice President, 9,149 shares owned by J. H. McKnight Ranch Profit Sharing Plan, 144,214 shares held by Mr. Murphy and his wife as co-trustees of the Blavo Trust and 9,000 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(10) Includes 840 shares for which options are currently exercisable under the 1993 Option Plan, 29,798 shares for which options are currently exercisable under the 1995 Incentive Plan and 8,456 shares allocated to Mr. O'Sullivan's account in the ESOP (see "Executive Compensation").

(11) Includes 70 shares held by Mr. Smith's wife, 7,140 shares for which options are currently exercisable under the 1993 Option Plan, 29,798 shares for which options are currently exercisable under the 1995 Incentive Plan and 3,454 shares allocated to Mr. Smith's account in the ESOP (see "Executive Compensation").

(12) Includes 839 shares held by Mr. Steveson's wife, 43 shares held by Mr. Steveson's minor son and 54 shares held by Mr. Steveson's minor daughter. Also includes 126,000 shares for which options are currently exercisable under the 1993 Option Plan and 50,516 shares allocated to Mr. Steveson's account in the ESOP (see "Executive Compensation").

(13)     Includes 4,000 shares held by Mr. Taresh's wife.

(14) Includes 17,250 shares for which options are currently exercisable by Mr. Vereschagin under the 1993 Option Plan (see "Compensation of Directors").

(15) Includes 550,278 shares held by the ESOP of which Messrs. Steveson, Smith, Hignell and Vereschagin are trustees (64,901 shares of which have been allocated to the accounts of executive officers under the
         ESOP).

(16) Includes 313,626 shares for which options held by executive officers and directors are currently exercisable under the 1993 Option Plan and the 1995 Incentive Plan.

             PROPOSAL NO. 1 -- ELECTION OF DIRECTORS OF THE COMPANY

         The Bylaws of the Company provide a procedure for nominating individuals for election to the Board of Directors. This procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the meeting and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). In addition, the Bylaws of the Company provide that no person may serve as a director of the Company who is seventy-five (75) years of age or older at the time of election.

         In the absence of instruction to the contrary, all proxies will be voted for the election of the following eleven (11) nominees recommended by the Board of Directors. All nominees are incumbent directors of the Company and its subsidiary, Tri Counties Bank (the "Bank"). If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable to serve and has no present intention to nominate persons in addition to or in lieu of those named below. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the proxies may be voted in favor of any one or more of the eleven nominees named below to the exclusion of others, and in such order of preference as the Board of Directors may determine in its discretion. Except as set forth in this paragraph, the proxies solicited hereby may not be voted for the election of any person as a director who is not named in this Proxy Statement. Each person elected as a director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director:

                                                           Positions and Offices                   Director
                 Nominee                    Age            Held with the Company                     Since
--------------------------------------      ---      ---------------------------------------       --------
Everett B. Beich .....................      73       Director                                       1974(1)
William J. Casey .....................      55       Vice-Chairman of the Board of Directors        1989
Craig S. Compton .....................      44       Director                                       1989
Douglas F. Hignell ...................      57       Secretary and Director                         1975(1)
Brian D. Leidig ......................      60       Director                                       1989
Wendell J. Lundberg ..................      69       Director                                       1974(1)
Donald E. Murphy .....................      64       Director                                       1974(1)
Richard P. Smith .....................      42       President, Chief Executive Officer and         1999
                                                       Director
Robert H. Steveson ...................      63       Co-Chairman of the Board of Directors          1975(1)
Carroll R. Taresh ....................      62       Director                                       1998
Alex A. Vereschagin, Jr. .............      64       Chairman of the Board of Directors             1974(1)

-----------------------

(1) Includes the period of time during which such director was a director of the Bank prior to the formation of the Company. Robert H. Steveson was elected as a director of the Company in 1981 and the then remaining directors of the Bank were elected as directors of the Company in 1982.

The following table sets forth certain information with respect to the executive officers of the Company and the Bank as of March 15, 2000:

                                                                                                         Executive
                                                            Positions and Offices Held with               Officer
                    Name                    Age               the Company and/or the Bank                  Since
--------------------------------------      ---      -------------------------------------------         ---------
Robert H. Steveson ...................      63       Co-Chairman of the Board of the Bank and             1975(1)
                                                     the Company
Richard P. Smith .....................      42       President and Chief Executive Officer of the         1993
                                                     Bank and the Company
Richard O'Sullivan....................      43       Executive Vice President - Customer Sales            1995
                                                     & Service of the Bank
Craig Carney..........................      41       Senior Vice President and Chief Credit               1997
                                                     Officer of the Bank
Thomas J. Reddish.....................      40       Vice President and Chief Financial Officer           1998
                                                     of the Bank and the Company

-----------------

(1) Includes the period of time during which such executive officer served as an executive officer of the Bank prior to formation of the Company.

         Each of the executive officers serves on an annual basis and must be elected by the Board of Directors annually pursuant to the Bylaws of the Company.

         No executive officer or director nominee of the Company or the Bank has any arrangement or understanding with any other person pursuant to which he or she was or is to be elected as an officer or director of the Company or the Bank. Mr. Steveson is the father-in-law of Richard Smith. No other executive officer or director of the Company or the Bank has any family relationship with any other executive officer or director of the Company or the Bank. No director, officer or affiliate of the Company or the Bank, any owner of record or beneficially of more than 5 percent of the Common Stock or any associate of any such person is a party adverse to the Company or the Bank in any legal proceeding or has a material interest adverse to the Company or the Bank.

         The principal occupations of each director nominee and executive officer during the past five years were as follows:

         Everett B. Beich is the President and owner of Beich Company, a real estate development company.

         Craig Carney became Senior Vice President and Chief Credit Officer on January 1, 1997. Prior to then Mr. Carney was employed by Wells Fargo Bank in various lending capacities from 1985 to 1996. His most recent position with Wells Fargo was as Vice President, Senior Lender Commercial Banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from April 1996 to employment date of January 1, 1997.

         William J. Casey has been a self-employed healthcare consultant since 1986. He serves on the Board of Coram Healthcare Corp., Denver, Colorado.

         Craig S. Compton is President, General Manager and a pilot for AVAG, Inc., an aerial application business.

         Douglas F. Hignell is a principal, managing partner and/or officer of Hignell & Hignell Investments and Hignell & Hignell, Inc. and its subsidiaries, Hignell & Hignell Property Management and Hignell & Hignell Realtors, real estate development, management and brokerage concerns.

         Brian D. Leidig is President and Chief Executive Officer of Parlay Investments, Inc., a privately owned real estate development and investment company.

         Wendell J. Lundberg is the owner and operator of rice and grain farming operations in Richvale, California.

         Donald E. Murphy is Vice President and General Manager of J. H. McKnight Ranch, Inc.

         Richard O'Sullivan became Executive Vice President-Customer Sales & Service in October 1997 after serving as Senior Vice President in the same capacity since April 1995. Prior to that, Mr. O'Sullivan served as Vice President and Manager of the Park Plaza Branch since 1992. From 1984 to 1988, Mr. O'Sullivan served as Loan Officer and Assistant Manager at the Willows branch; he transferred to the Park Plaza branch first as a Loan Officer and then Assistant Manager until he was appointed Manager in June 1992.

         Thomas J. Reddish became Vice President and Chief Financial Officer of the Company and the Bank in July 1999. Prior to that, he was Vice President and Controller of the Company and Vice President of the Bank since November 1998. Prior to that, he served as Controller of the Bank since May 1994. From August 1989 to May 1994, Mr. Reddish served as an associate with Deloitte & Touche, LLP. From August 1983 to August 1987, Mr. Reddish served as a design engineer with Hewlett-Packard Co.

         Richard P. Smith has been President, Chief Executive Officer and a director the Company and the Bank since November 1999. Prior to that, he was President of the Bank since September 1998 and Executive Vice President of the Company since October 1998. Prior to that, he served as Executive Vice President-Customer/Employee Support and Control since October 1997, and was Senior Vice President in the same capacity since April 1995. Mr. Smith served as Vice President and Chief Information Officer of the Bank from November 1994 to April 1995. He was Vice President-Supermarket Banking from June 1993 to November 1994. From 1992 to June 1993, Mr. Smith was Operations Manager at Lucky Fruit Produce. In 1991 Mr. Smith was a systems analyst for Safeway. From 1980 to 1991, Mr. Smith served as Executive Vice President of JC Produce Company.

         Robert H. Steveson was elected Co-Chairman of the Board of Directors of the Company and the Bank in November 1999. Prior to that, he served as President and Chief Executive Officer of the Bank since July 1975 and of the Company since October 1981. He resigned as President of the Bank in September 1998 and as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company in November 1999.

         Carroll R. Taresh became a director of the Company and the Bank in May 1998. Mr. Taresh was Executive Vice President of the Bank from December 1989 until his retirement in July 1996. Mr. Taresh served as Senior Vice President of the Bank from January 1989 to December 1989, Regional Vice President from 1986 through 1988, and Manager of the Bank's Willows Office from 1976 through 1986.

         Alex A. Vereschagin, Jr. is a self-employed farmer, Secretary and Treasurer of Plaza Farms, a partner in the Talbot Vereschagin Ranch, and a partner in the Vereschagin Company, which engages in real estate rental.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has established a standing Audit Committee of the Company and a standing Audit Committee of the Bank. The members of both Committees are Messrs. Murphy (Chairman), Casey, Lundberg, Taresh and Vereschagin. The Board of Directors of the Company has not established a standing Nominating Committee. For information on the Compensation and Management Succession Committee, please refer to the section entitled "Report by the Compensation and Management Succession Committee" contained herein.

         The Audit Committee of the Company met two times during 1999. The Audit Committee of the Bank met four times during 1999. The functions of the Audit Committees of the Company and the Bank are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of internal audit and regulatory examinations, and to monitor the Company's and the Bank's financial and accounting organization and financial reporting.

         During the year ended December 31, 1999, the Board of Directors of the Company met on 11 occasions and the Board of Directors of the Bank met on 18 occasions.

         Each director of the Company attended at least 75 percent of the meetings of the Boards of Directors of both the Company and the Bank and the meetings of the committees of the Company and the Bank on which such director served.

COMPENSATION OF DIRECTORS

         The directors of the Company receive no compensation for attendance at meetings of the Board of Directors of the Company or any committee thereof.

         During 1999, each director of the Bank was paid $1,500 per month, the Chairman of the Board was paid $2,000 per month and the Chairman of the Audit Committee was paid $1,800 per month.

         Effective as of September 1, 1987, the Bank adopted the Tri Counties Bank Executive Deferred Compensation Plan (the "Plan") for the purpose of providing the directors of the Company and the key employees of the Company and the Bank (as designated by the Company's Board of Directors) supplemental retirement benefits. The Plan is a non-qualified, unsecured and unfunded plan. The corporate after-tax costs of the Plan are defeased through corporate- owned life insurance on the lives of the participants.

         The Plan permits participants to make salary deferral contributions of any portion of their compensation. The amount to be deferred may not be less than $2,400 per calendar year (or $200 per month for any participant who participates in the Plan for less than a calendar year). The Plan permits the employer corporation to make discretionary contributions to a participant's account and requires the employer corporation to credit to each participant's account on the last day of each year an amount equal to the difference between the amounts the corporation would have contributed for the benefit of the participant under either the ESOP or the Company's profit sharing plan (the "Qualified Plans") if no deferrals had been made under this Plan and the amounts actually contributed to the Qualified Plans for such participant (the "Qualified Plan Make-Up Credit"). No discretionary employer contributions have been made to date.

         Accounts are to be credited monthly with interest based on the average daily balance of the account for such month at a rate equal to three percentage points greater than the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding month. All of the participant's deferred compensation and interest thereon is 100 percent vested. Discretionary contributions and the interest thereon vest at a rate determined by the Board of Directors. Qualified Plan Make-Up Credits and interest thereon vest at a rate equal to the vesting of amounts received under the underlying Qualified Plans.

         In addition, effective September 1, 1987, the Bank adopted the Tri Counties Bank Supplemental Retirement Plan for Directors for the purpose of providing supplemental retirement benefits to the directors of the Company and the Bank who have achieved "Director Emeritus" status.

         Any outside director of the Company or the Bank who has served as a director for at least ten years is eligible to participate. The benefits are payable upon the termination of service by a director as a member of the Board of Directors, provided the director has served on the Board for at least ten full years and has attained the age of 72. The amount of the supplemental retirement benefit is equal to 15 times the amount of the retainer fee paid to the director in his final year of service with the Board of Directors, which benefits are paid in 15 equal annual installments. The Plan is a nonqualified, unsecured and unfunded plan.

         The following discussion of stock options granted to directors, as well as the discussion under "Executive Compensation" of stock options granted to executive officers and employees, uses option prices and share amounts that have been adjusted for stock dividends which occurred after the stock options were granted.

         At the 1989 Annual Meeting, the shareholders of the Company approved the grant of options to the twelve directors elected at that meeting under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Option Plan"). Each of the twelve directors received options for 16,663 shares of the Company's Common Stock. The options in the aggregate were for 199,962 shares. The option price for shares subject to options is $4.95 per share. The options terminate 10 years from the date of grant. One of the directors receiving options under the 1989 Option Plan, Mr. Wayne Meeks, has since died after options for only 3,333 shares had vested. Mr. Meeks' options for the remaining 13,330 shares were available for grant again and were granted at the 1991 Annual Meeting of Shareholders to Rodney W. ("Rick") Peterson (who was not a director at the time of the original grant of options in 1989). Mr. Peterson died in 1999 holding fully-vested options for 13,330 shares under the 1989 Option Plan and 21,000 shares under the 1993 Option Plan. The options held by the Peterson estate under the 1989 Option Plan are the only outstanding options under the 1989 Option Plan.

         At the 1993 Annual Meeting, the shareholders of the Company adopted the 1993 Option Plan and granted options for 21,000 shares of the Company's Common Stock to each director elected at that meeting, except Mr. Steveson, who was granted options for 126,000 shares. The options granted under the 1993 Option Plan became fully vested on May 18, 1999. The option price for shares subject to options is $5.24 per share and the option price must be paid to the Company at the time of exercise, in cash or in stock of the Company having a fair market value equal to the purchase price and held six months or more, or a combination of the foregoing, in an amount equal to the full exercise price of the shares being purchased. All unexercised options shall expire on May 18, 2003.

         No option granted under either the 1989 or 1993 Option Plan is transferable other than by a will of the director or by the laws of dissent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an option shall be exercisable only by a director or by the director's attorney-in-fact or conservator.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the three other executive officers earning in excess of $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  Annual Compensation        Number of
  Fiscal                                                       -------------------------       Stock          All Other
   Year       Name              Principal Position             Salary (1)         Bonus     Options (2)        Comp.(3)
  ------     ------             ------------------             ----------         ------    -----------       ---------
   1999     Robert H.           Co-Chairman of the               $427,000        $131,553       -0-            $19,318
   1998     Steveson            Board of Directors of             427,000          88,027       -0-             18,922
   1997                         Bank and Company                  415,000         109,589       -0-             20,785
   1999     Richard P.          President and Chief              $200,004        $ 38,875       -0-            $12,800
   1998     Smith               Executive Officer of              125,208           3,796       -0-             10,016
   1997                         Bank and Company                  107,500          15,766     15,000            10,799
   1999     Richard             Executive Vice                   $150,000        $ 29,438       -0-            $12,682
   1998     O'Sullivan          President of Bank                 115,000           3,737       -0-             10,334
   1997                                                           107,500          15,766     15,000            11,798
   1999     Craig Carney        Senior Vice President            $120,000        $ 11,298       -0-             $9,600
   1998                         and Chief Credit                  103,320           3,349       -0-             $8,745
   1997                         Officer of Bank                    98,800             -0-      6,000               -0-

-------------
(1) The Named Executive Officers received other personal benefits from the Company in the form of payments made by the Company for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use by Messrs. Smith and O'Sullivan of Company-owned automobiles. Also, each of the Named Executive Officers received a membership to the Butte Creek Country Club. The total amount of such compensation did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for each of the Named Executive Officers.

(2) All stock options listed in this section were grants pursuant to the 1995 Incentive Plan, as adjusted for stock dividends.

(3) All compensation under this section is comprised of two components: (a) compensation from Company contributions to the ESOP (the amount in a participant's account generally vests over a seven-year period); and
         (b) interest credits on deferred compensation in 1999 pursuant to the Supplemental Executive Retirement Plan that are considered by the Securities and Exchange Commission ("SEC") to be at above-market rates.

         At the 1993 Annual Meeting, the shareholders of the Company approved the grant of options to executive officers and other key employees under the 1993 Option Plan, in addition to the options granted to directors as described above. See "Compensation of Directors." Options for 258,300 shares were granted to executive officers and other key employees who are not directors of the Company under the 1993 Option Plan. The vesting schedule, option price and period before termination of options granted to executive officers and other key employees under the 1993 Option Plan are the same as for options granted to directors under the 1993 Option Plan.

         In 1995, the Board of Directors of the Company adopted the 1995 Incentive Plan. The 1995 Incentive Plan was approved by the Company's shareholders at the 1995 Annual Meeting of shareholders. There are 281,250 shares reserved under the 1995 Incentive Plan for which options may be granted to key employees of the Company. Options have been granted for 139,875 shares and options for an additional 141,375 shares are available for future grant.

         Pursuant to the terms of the 1995 Incentive Plan, no option may be granted for more than 10 years, the option price cannot be less than the fair market value of the Company's Common Stock on the date of grant, options may not be exercised unless the employee has been in the continuous employment of the Company or its subsidiary for at least one year and the option price may be paid in cash or in Common Stock already owned by the optionee at its fair market value. Directors who are not also employees may not be granted options under the 1995 Incentive Plan. The 1995 Incentive Plan is intended to qualify for the favorable tax treatment afforded option holders under Section 422 of the Internal Revenue Code. Vesting schedules under the 1995 Incentive Plan are determined individually for each grant. Options granted in 1995 under the 1995 Incentive Plan vest according to the same schedule as those granted under the 1993 Option Plan. Options granted in 1996 under the 1995 Incentive Plan vest 20 percent upon date of grant and 20 percent per year for the following four years. No options were granted to the Named Executive Officers during the last fiscal year.

         The SEC rule regarding stock option disclosure requires a tabular presentation of the total number of stock options held by Named Executive Officers at year-end, distinguishing between options that are vested, meaning exercisable now, and unvested, which means becoming exercisable at various times in the future, and including the aggregate amount by which the market value of the option shares exceeds the exercise price at the end of the fiscal year. The stock options issued to the Chief Executive Officer and the other Named Executive Officers under the stock option plans were granted for a period not to exceed ten years from the date of grant and at exercise prices equal to the market value of the Common Stock at the date of grant (as adjusted for subsequent stock dividends). For the 1989 Option Plan, the option price is $4.95 per share. The options granted under the 1989 Option Plan are fully vested. The option price for options granted under the 1993 Option Plan is $5.24 per share. The options granted under the 1993 Option Plan are fully vested. The option price for options granted in 1995 to the Named Executive Officers under the 1995 Incentive Plan is $8.93 per share. The options granted in 1995 under the 1995 Incentive Plan are 85% vested. An additional 10% will vest on the next anniversary of the date of grant and the final 5% will vest on the following anniversary of the date of grant. The option prices for options granted in 1996 and 1997 to the Named Executive Officers under the 1995 Incentive Plan are $12.25 and $18.25 per share, respectively. Twenty percent of the options granted in 1996 and 1997 under the 1995 Incentive Plan vested immediately, and the remainder will vest 20 percent per year for the following four years.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                              Value of Unexercised
                             Number of          Value           Number of Unexercised         In-the-Money Options
                              Shares          Realized           Options at FY-End               at FY-End (1)
                             Acquired            Upon         -------------------------     -------------------------
          Name              on Exercise        Exercise       Exercisable/Unexercisable     Exercisable/Unexercisable
         ------             -----------        --------       -------------------------     -------------------------
Robert H. Steveson              -0-              n/a                126,000 / -0-                $1,765,500 / $-0-
Richard P. Smith                -0-              n/a               36,938 / 11,812              $283,808 / $60,672
Richard O'Sullivan              -0-              n/a               30,638 / 10,972              $195,531 / $48,902
Craig Carney                    -0-              n/a                9,000 / 6,000                $45,750 / $30,500

------------

(1)    Based on a fair market value of $19.25 per share as of December 31, 1999.

         The Company has no long-term incentive plans which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, and has no defined benefit or actuarial plan payable upon retirement.

REPORT BY THE COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE

         SEC rules require that the Compensation and Management Succession Committee (the "Compensation Committee") provide a report disclosing the specific rationale for the compensation paid to each Named Executive

Officer in the last fiscal year and explaining the relationship of compensation paid to Company performance. This report is intended to provide shareholders a more sound basis for assessing how well directors are representing their interests.

         The Compensation Committee establishes the compensation plans and specific compensation levels for the Co-Chairman and the President and Chief Executive Officer. The Compensation Committee met two times in 1999.

         The Compensation Committee believes that the Co-Chairman's compensation should be influenced by the performance of the Company. Therefore, although there is necessarily some subjectivity in setting the Co-Chairman's salary, elements of the compensation package, such as the 1993 Option Plan and the 1995 Incentive Plan, are directly tied to Company performance. Stock options are granted primarily based upon the executive's ability to influence the Company's long-term growth and profitability.

         Mr. Steveson and the Bank are parties to an employment agreement, dated December 12, 1989, and amended April 9, 1991, effective as of January 1, 1991. This employment agreement is renewed for an additional five-year term on each November 1. As amended, the employment agreement provides that Mr. Steveson is paid a base annual salary of $427,000 for 2000 with annual increases thereafter as determined by mutual agreement between the Compensation Committee and Mr. Steveson. Mr. Steveson also receives an annual bonus equal to 1.5 percent of the Company's annual net profits after taxes.

         Mr. Steveson also receives term life insurance equal to at least three times his base annual salary and coverage under any tax-qualified retirement plans and other benefit plans provided by the Bank in which he is eligible to participate.

         In the event Mr. Steveson is released from his duties for any reason other than cause as described under the employment agreement, or if Mr. Steveson's duties change as a consequence of the merger or consolidation of the Bank or the transfer of all or substantially all of its assets, Mr. Steveson is entitled to receive the compensation to which he is entitled under the agreement until he reaches the age of 65. If Mr. Steveson had been released from his duties as of December 31, 1999, he would have been entitled to a payment of $711,667 under his Employment Agreement.

         Mr. Smith's salary is established by the Compensation Committee and is also influenced by the performance of the Company. Elements of the compensation package, such as the 1993 Option Plan and the 1995 Incentive Plan, are directly tied to Company performance. The Compensation Committee establishes the CEO's salary by considering the salaries of CEOs of comparably-sized banks and their performance. Effective January 1, 2000, Mr. Smith's salary was established at $250,000. Mr. Smith also receives an annual bonus equal to 0.5 percent of the Company's annual net profits after taxes.

         The salaries for all other Company personnel are established by Mr. Smith subject to review by the Compensation Committee. Mr. Smith seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies. In addition, he considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

         As with the CEO and the Co-Chairman, the number of stock options granted to top executives is determined by a subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at exercise prices not less than the fair market value of the Company's common stock on the date of the grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. Mr. Steveson views stock options as an important component of the Company's long-term performance-based compensation philosophy.

                                        RESPECTFULLY SUBMITTED:

                                        Brian D. Leidig
                                        Wendell J. Lundberg
                                        Donald E. Murphy
                                        Robert H. Steveson
                                        Alex A. Vereschagin, Jr., Chairman of
                                          the Compensation and Management
                                          Succession Committee

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         The Company and its subsidiaries have banking and other relationships in the ordinary course of business with the Company's directors and their affiliates including loans to members of the Compensation Committee and their affiliates. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         Mr. Robert Steveson, Co-Chairman of the Company, serves on the Compensation Committee.

COMPANY PERFORMANCE

         The SEC rules state that a line graph performance presentation must be provided comparing cumulative total shareholder return with a performance indicator of the overall stock market, like the Standard & Poors 500 Stock Index, and either a nationally recognized industry index or a registrant-constructed peer group index over a minimum period of five years, or since the Company went public. The following graph demonstrates a comparison of cumulative total returns, assuming reinvestment of dividends, for the Company, the Standard & Poors 500 Stock Index and SNL Securities' Index of Less than $1 Billion Independent Western Banks as of December 31 for each year presented. The Index of Less than $1 Billion Independent Western Banks was taken over by SNL Securities from Montgomery Securities, the latter of which has discontinued its preparation of the index.

               [TriCo Bancshares Total Return Performance Graph]

                                                       PERIOD ENDING
                              ---------------------------------------------------------------
INDEX                         12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                              ---------------------------------------------------------------
TriCo Bancshares              100.00     141.52     198.41     317.87     237.72     288.10

S&P 500                       100.00     137.58     169.03     225.44     289.79     350.78

<$1B Independent Banks        100.00     138.44     204.43     363.99     327.25     432.67


SNL Securities LC                                                 (804) 977-1600
(c) 2000

OTHER TRANSACTIONS

         The Bank has made, and expects to make in the future, loans in the ordinary course of its business to directors and executive officers of the Company and the Bank, and their associates, on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and such transactions did not, and it is intended will not, involve more than the normal risks of collectibility or present other unfavorable features. As of December 31, 1999, the balance due on loans to directors, officers and their affiliates was approximately $9,912,783, which represents approximately 13.7 percent of shareholders' equity of the Company on that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to file reports of their ownership of shares of Common Stock with the SEC. During 1999, the Company's directors and executive officers filed all required reports on a timely basis, except as follows: two reports on Form 4, one each for Messrs. Murphy and Beich, each reflecting two transactions, were filed late; and six reports on Form 5, one each for the ESOP and Messrs. Hignell, Steveson, Smith, Vereschagin and Compton, each reflecting one transaction, were filed late.

                PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP, which served the Company as independent public accountants for the year ended December 31, 1999, has been selected by the Board of Directors of the Company as the Company's independent public accountants for the current year. If the firm should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies will be voted for a substitute nominee to be designated by the Audit Committee. In the event ratification of the appointment of this firm is not approved by a majority of the shares present and voting, the Board of Directors will review its future selection of independent public accountants.

         Representatives from the accounting firm of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 1999, is enclosed with this Proxy Statement. Additional copies may be obtained by writing to: Douglas F. Hignell, Secretary of the Company. THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO DOUGLAS F. HIGNELL, SECRETARY, TRICO BANCSHARES, 63 CONSTITUTION DRIVE, CHICO, CALIFORNIA 95973.

                             SHAREHOLDERS' PROPOSALS

         It is expected that the 2001 Annual Meeting of Shareholders of the Company will be held on May 8, 2001. Any proposals intended to be presented at the 2001 Annual Meeting must be received at the Company's offices on or before November 29, 2000, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

                             OTHER PROPOSED ACTIONS

         The Board of Directors knows of no other matters which will be brought before the meeting but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting.

                                            By Order of the Board of Directors,


                                            Douglas F. Hignell,
                                            Secretary

Chico, California
March 28, 2000

                                TRICO BANCSHARES

                     SOLICITED BY THE BOARD OF DIRECTORS FOR
                   ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2000


         The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated March 28, 2000, and revoking any proxy heretofore given, hereby constitutes and appoints Alex A. Vereschagin, Jr. and Robert H. Steveson, and each of them, with full power of substitution as attorneys and proxies to appear and vote all of the shares of Common Stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of TriCo Bancshares, to be held at the Headquarters Building of Tri Counties Bank located at 63 Constitution Drive, Chico, California, on Tuesday, May 9, 2000, at 6:00 p.m., or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated. The above named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.


                               (To be continued and signed on the reverse side.)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I.       To elect as directors the following nominees: Everett B. Beich, William
         J. Casey, Craig S. Compton, Douglas F. Hignell, Brian D. Leidig, Wendell J. Lundberg, Donald E. Murphy, Richard P. Smith, Robert H. Steveson, Carroll R. Taresh, Alex A. Vereschagin, Jr.

         ______ FOR ALL nominees (except as indicated to the contrary below).

         ______ WITHHOLD AUTHORITY to vote for all nominees.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------


II. To approve the proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the 2000 fiscal year of the Company.

         ______   FOR

         ______   AGAINST

         ______   ABSTAIN

III. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE AND "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2000 FISCAL YEAR OF THE COMPANY. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


           WE DO             DO NOT EXPECT TO ATTEND THIS MEETING.
---------         ---------

Date
    --------------------------------

Signature
         ---------------------------


------------------------------------
Signature if Held Jointly


PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. ALL JOINT OWNERS SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.